                                                                  EXECUTION COPY


                              AMENDMENT NO. 1 AND WAIVER


         AMENDMENT NO. 1 AND WAIVER dated as of April 1, 1997 between FOREST
OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); each of the Subsidiaries of the Company that becomes a guarantor pursuant to Section 9.16 of the Second Amended and Restated Credit Agreement (as defined below) (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"); and THE CHASE MANHATTAN BANK, a New York bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

         The Company, the Banks and the Agent are parties to a Second Amended and Restated Credit Agreement dated as of January 31, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Banks to the Company in an aggregate principal or face amount not exceeding $100,000,000. The Company, the Banks and the Agent wish to amend the Second Amended and Restated Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1 and Waiver, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

         Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Second Amended and Restated Credit Agreement shall be amended as follows:

         2.01. References in the Second Amended and Restated Credit Agreement (including references to the Second Amended and Restated Credit Agreement amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed to be references to the Second Amended and Restated Credit Agreement as amended hereby.

         2.02. The following definitions are hereby added in alphabetical order in Section 1.01 of the Second Amended and Restated Credit Agreement:

         "FOREST DEBENTURE" shall mean the Limited Recourse

    Demand Debenture and Negative Pledge, dated as of April 1, 1997, of the Company in the original principal amount of C$80,000,000, payable to Funding Co. and assigned to The Chase Manhattan Bank of Canada, as administrative agent and its successors and assigns, as the same shall be modified and supplemented and in effect from time to time.

         "FOREST GUARANTEE" shall mean the Limited Recourse Secured Guarantee dated as of April 1, 1997 by Forest in favour of Funding Co. and assigned to The Chase Manhattan Bank of Canada, as administrative agent and its successors and assigns, as the same shall be modified and supplemented and in effect from time to time.

         "FOREST PLEDGED PROPERTIES" shall mean the property which is from time to time the subject of the Lien created by the Forest Debenture.

         "FOREST PURCHASE AGREEMENT" shall mean the Petroleum, Natural Gas and General Rights Conveyance made effective as of April 1, 1997 between Canadian Forest Oil, as seller, and the Company, as Purchaser.

         2.02. Section 9.06 of the Second Amended and Restated Credit Agreement is amended by inserting a new subsection, as follows:

         "(ab) Liens created pursuant to the Forest Debenture or the Forest Guarantee;".

         Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that the representations and warranties set forth in
Section 8 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" and "the Notes" included reference to this Amendment No. 1 and Waiver.

         Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments to the Second Amended and Restated Credit Agreement set forth in said
Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         4.01. EXECUTION BY ALL PARTIES. This Amendment No. 1 and Waiver shall have been executed and delivered by each of the parties hereto.

         4.02. OTHER DOCUMENTS. The Agent shall have received such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

         Section 5. MISCELLANEOUS. Except as herein provided, the Second Amended and Restated Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 and Waiver by signing any such counterpart. This Amendment No. 1 and Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                             FOREST OIL CORPORATION


                             By
                                -------------------------
                                Title:

                             Address for Notices:

                             1600 Broadway
                             Suite 2200
                             Denver, Colorado 80202

                             Telecopier No.:  (303) 812-1602

                             Telephone No.:  (303) 812-1414

                             Attention:  Kenton Scroggs

                             BANKS

               THE CHASE MANHATTAN BANK




                             By
                                -------------------------
                                Title:

                             CHRISTIANIA BANK OG KREDITKASSE




                             By
                                -------------------------
                                Title:

                                  CREDIT LYONNAIS NEW YORK BRANCH




                             By
                                -------------------------
                                Title:

                                  BANK OF MONTREAL




                             By
                                -------------------------
                                Title:

                             THE CHASE MANHATTAN BANK
                              as Agent


                             By
                                -------------------------
                                Title:

                             Address for Notices to
                               Chase as Agent:

                               The Chase Manhattan Bank
                               One Chase Manhattan Plaza
                               8th Floor
                               New York, New York  10081

                             Attention:  Agency Services,
                               Sandra Miklave

                             Telecopier No.:  (212) 552-5658

                             Telephone No.:  (212) 552-7953